UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland	20740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chairman of the Board; Transition of Former Executive Chairman to Director

On August 1, 2025, the board of directors (the “Board”) of IonQ, Inc. (the “Company”) appointed Niccolo de Masi, the Company’s Chief Executive Officer, to the additional position of Chairman of the Board, succeeding Peter Chapman, who held the role of Executive Chairman, effective as of August 1, 2025 (the “Transition Date”). Mr. Chapman has also stepped down as a member of the Board.

As a result of Mr. Chapman’s departure from the Company, he will qualify for certain benefits under the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), the retention bonus agreement that Mr. Chapman entered into with the Company on December 16, 2024 (the “Retention Bonus Agreement”) and his performance-based restricted stock unit (“PSU”) award agreement (the “PSU Award Agreement”). Mr. Chapman has executed a separation agreement including a release of claims in favor of the Company and, as such, he will receive the following payments and benefits:

•

Cash Severance: The Company will continue to pay Mr. Chapman’s annual base salary plus target bonus (100% of base salary) for one year following the Transition Date, as well as a pro-rated target bonus for 2025.

•

COBRA Benefits: If Mr. Chapman elects to receive continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay the applicable premiums for Mr. Chapman for up to one year following the Transition Date.

•	Retention Bonus: The Company will pay the unpaid portion of Mr. Chapman’s retention bonus under the Retention Bonus Agreement.

•

Equity Vesting: Mr. Chapman’s unvested restricted stock units and stock options will accelerate and become vested in full, and Mr. Chapman’s PSUs will vest, based on target performance, prorated for the number of months Mr. Chapman was employed by the Company during the applicable performance period.

There are no family relationships between Mr. de Masi and the Company’s directors and executive officers, no arrangements or understandings between Mr. de Masi and any other person requiring disclosure under Item 401(b) of Regulation S-K, and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of Mr. Chapman’s severance entitlements is not a complete discussion of those terms. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Executive Severance Plan, Retention Bonus Agreement and PSU Award Agreement, copies of which are filed as Exhibits 10.2, 10.33 and 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: August 6, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier Chief Legal Officer and Corporate Secretary